UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

ICF Emergency Management Services, LLC (“ICF EMS”), a wholly-owned subsidiary of ICF International, Inc. (“ICF”), and the State of Louisiana, through the Division of Administration, Office of Community Development (“OCD”), have recently entered into a Fourth Amendment of Contract (the “Fourth Amendment”) as of March 15, 2007. The Fourth Amendment amended the contract dated June 12, 2006 (the “Initial Contract”) between ICF EMS and OCD.

The Fourth Amendment provides for an additional provision to the Initial Contract, establishing a performance measurement plan under which ICF EMS and OCD will agree upon monetary performance incentive measures providing for performance credits (or reductions) and rewards payable to ICF EMS. The performance incentive measures remain subject to the maximum compensation under the Initial Contract, and the parties will jointly work to ensure that the goals established within the performance plan are current and accurate for proper monitoring of ICF EMS’ performance against the contract requirements. The performance measurement plan will be updated by the end of each calendar quarter to provide the performance incentive measures for the following calendar quarter, beginning in April of 2007.

The Fourth Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Fourth Amendment of Contract between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: March 28, 2007	By:	/s/ Alan Stewart
Alan Stewart
Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Document
10.1	Fourth Amendment of Contract between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development